Exhibit 3.4

ELEVENTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.
(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.
(3)

The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 403.

In affirmation thereof, the facts stated above are true.

Dated:  February 16, 2016

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
David Malcolm Bartholomew	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Jeffrey B. Baumhoer	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Kevin Michael Hylander	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Scott Andrew Miller	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Penelope Pennington	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Todd Michael Reeser	2/1/2016	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Bartholomew Missouri Family Trust Dated December 30, 2015	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
The Jeffrey B. Baumhoer Living Trust	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Scott A. Miller and Monica J. Miller Qualified Spousal Trust	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
The Penelope Pennington Revocable Trust	2/1/2016	12555 Manchester Road	St. Louis, MO 63131
Todd M. Reeser Trust	2/1/2016	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Eleventh Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.